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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20579


                                    FORM 8-K
                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) -- March 1, 2006


                                LITTELFUSE, INC.
             (Exact name of registrant as specified in its charter)


           DELAWARE                  0-20388                 36-3795742
(State or other jurisdiction       (Commission      (IRS Employer Identification
      of incorporation)            File Number)                Number)
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                  800 E. Northwest Hwy., Des Plaines, IL 60016
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (847) 824-1188

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[___]    Written communications pursuant to Rule 425 under the Securities Act
         (17 CFR 230.425)

[___]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
         CFR 240.14a-12)

[___] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[___] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01 ENTRY INTO MATERIAL DEFINITIVE AGREEMENTS

         On March 1, 2006, Littelfuse, Inc. (the "Company") took the following actions.

         Adoption of Littelfuse, Inc. Equity Incentive Compensation Plan. The
Board of Directors adopted the Littelfuse, Inc. Equity Incentive Compensation
Plan (the "Equity Incentive Plan.") The Equity Incentive Plan is subject to approval by the shareholders at the next annual meeting of shareholders, and any awards granted prior to such annual meeting are conditioned upon shareholder approval. The Equity Incentive Plan, and the Outside Directors' Plan described below, replace the Stock Plan for Employees and Directors of Littelfuse, Inc., adopted effective December 16, 1991 (the "1991 Plan"), the 1993 Stock Plan for
Employees and Directors of Littelfuse, Inc., adopted effective February 12, 1993
(the "1993 Plan"), and the Stock Plan for New Directors of Littelfuse, Inc., adopted effective June 10, 2002 (the "2002 Directors' Plan") and no further awards shall be issued under any of such plans (unless the Equity Incentive Plan is not approved by the shareholders).

         A total of 1,250,000 shares of Common Stock are reserved for awards under the Equity Incentive Plan. In addition, any shares not issued under either
1991 Plan or the 1993 Plan, or which are forfeited under an award issued under one of such plans, will be available for grants under the Equity Incentive Plan.
The Equity Incentive Plan authorizes awards to any employee of the Company designated by the Compensation Committee. Members of the Board of Directors who are not employees will not participate in the Equity Incentive Plan, but will participate exclusively in the new Outside Directors' Plan described below.
Awards may consist of stock options (which may be either incentive stock options as defined in Section 422 of the Internal Revenue Code or nonqualified options), stock appreciation rights, restricted stock, performance shares or performance units. The Compensation Committee has the authority to make awards and determine the terms of awards, subject to the provisions of the Equity Incentive Plan. All options and stock appreciation rights must be granted at an exercise price not less than the fair market value of the Common Stock, and such exercise price may not thereafter be reduced (except pursuant to an adjustment made to reflect recapitalizations and similar transactions).

         Adoption of Littelfuse, Inc. 2005 Outside Directors' Stock Option Plan.
The Board of Directors adopted the Littelfuse, Inc. 2005 Outside Directors'
Stock Option Plan (the "Outside Directors' Plan.") The Outside Directors' Plan is subject to approval by the shareholders at the next annual meeting of shareholders, and no awards shall be granted prior to shareholder approval. The
Outside Directors' Plan will provide for automatic grants of options on 5,000 shares of Common Stock per year to each member of the Board of Directors who is not an employee of the Company. Options will vest over five years at the rate of 20% per year, subject to acceleration in cases of death, disability, or a change in control of the Company. The grants will be made at each annual meeting of the Board, commencing with 2006. All options will be granted at an exercise price not less than the fair market value of the Common Stock, and such exercise price may not thereafter be reduced (except pursuant to an adjustment made to reflect recapitalizations and similar transactions).

         The grants of options on 5,000 shares per year is the same formula that was provided for grants to outside Directors under the 1993 Plan. A total of 250,000 shares of Common Stock are reserved for awards under the Outside
Directors' Plan. In addition, any shares not issued under


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the 2002 Directors' Plan, or which are forfeited under an award issued under the
2002 Directors' Plan, will be available for grants under the Outside Directors'
Plan. The Compensation Committee has the authority to administer and interpret the Outside Directors' Plan.

         Establishment of 2006 Performance Goals. The Compensation Committee of the Board of Directors established the 2006 performance goals for the executive officers of Company under the Annual Incentive Compensation Program.

                                    SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                             LITTELFUSE, INC.

Date:  March 6, 2006                         By:  /s/ Philip G. Franklin
                                                  ------------------------------
                                                     Philip G. Franklin
                                                     Vice President, Operations
                                                     Support and Chief Financial
                                                     Officer




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